SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         FIRSTPLUS FINANCIAL GROUP, INC.
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             (Exact name of registrant as specified in its charter)

         NEVADA                                                    75-2561085
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         (State or other jurisdiction of                        (IRS Employer
         incorporation or organization)                      Identification No.)

         1600 VICEROY, 8TH FLOOR, DALLAS, TEXAS                     75235
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         (Address of principal executive offices)                 (Zip Code)

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration  statement  under the  Securities  Act of 1933  pursuant to General
Instruction A.(c)(2), please check the following box.   [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                      Name of each exchange on which
         to be so registered                      each class is to be registered

         COMMON STOCK,                                NEW YORK STOCK EXCHANGE
         PAR VALUE $.01

         Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
--------------------------------------------------------------------------------
                                 Title of Class



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CORPDAL:95785.1  28835-00003

ITEM 1. DESCRIPTION OF SECURITIES TO BE REGISTERED.

     The Section entitled "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (Reg. No. 333-18497) (the "Registration Statement") is deemed to be incorporated by reference herein.


ITEM 2. EXHIBITS.

     The securities described herein are to be registered on the New York Stock Exchange, Inc., on which no other securities of the Company are registered. Accordingly, pursuant to Part II to the Instructions as to Exhibits on Form 8-A, the following exhibits are not filed with, or incorporated by reference in, copies of this Registration Statement on Form 8-A filed with the Commission, but are filed as part of this Registration Statement on Form 8-A with the New York Stock Exchange, Inc.

1.1 Annual Report of the Company on Form 10-K for the year ended September 30, 1997.


3.1 Proxy Statement of the Company, dated February 5, 1997, for the Annual Meeting of Shareholders held March 5, 1997.


4.1  Amended and Restated Articles of Incorporation.


4.2  Amended and Restated Bylaws, as amended.


5.1  Specimen Certificate evidencing Common Stock.


6.1 1996 Annual Report of the Company submitted to the Stockholders of the Company.



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CORPDAL:95785.1  28835-00003

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:    January 5, 1998



                                       FIRSTPLUS FINANCIAL GROUP, INC.



                                       By:   /s/Daniel T. Phillips
                                             -----------------------------------
                                             Daniel T. Phillips
                                             Chairman of the Board and
                                             Chief Executive Officer



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CORPDAL:95785.1  28835-00003